                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                                HORIZON GROUP PROPERTIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                Common Stock, par value $.01 per share.
                ----------------------------------------------------------
           (2)
           (3)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (4)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (5)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (6)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                                                  March 30, 2001

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Horizon Group Properties, Inc. (the "Company") to be held on
May 8, 2001 at 10:00 a.m., local time, at 77 West Wacker Drive, 42nd Floor Conference Room, Chicago, Illinois.

    At the Meeting, you will be asked to consider and take action to (i) elect two Directors of the Company; (ii) ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and (iii) transact such other business as may properly come before the Meeting.

    THE BOARD HAS UNANIMOUSLY APPROVED THE PROPOSALS SET FORTH HEREIN AND BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH HEREIN.

    Additional information with respect to these matters is set forth in the enclosed Proxy Statement and the formal notice of Meeting. Also enclosed is a Proxy Card. After reading these materials, please mark, date, sign and return the enclosed Proxy Card to ensure that your vote on the important business matters to be considered at the Meeting will be recorded. Abstentions and broker non-votes will have the same effect as a vote against the foregoing proposals.

    I appreciate your investment in the Company and am looking forward to this opportunity to meet you personally. Whether or not you can attend, however, I greatly appreciate your cooperation in returning the enclosed Proxy Card.

                                          Sincerely,

                                          /s/ Gary J. Skoien

                                          Gary J. Skoien

                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                         HORIZON GROUP PROPERTIES, INC.

                                ----------------

               NOTICE OF THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2001

                            ------------------------

To the Stockholders:

    Notice is hereby given that the 2001 Annual Meeting of Stockholders of Horizon Group Properties, Inc., a Maryland corporation (the "Company"), will be held at 77 West Wacker Drive, 42nd Floor Conference Room, Chicago, Illinois on May 8, 2001 at 10:00 a.m., local time (the "Meeting"), to consider and take action on the following matters:

    1.  Elect two Directors of the Company;

    2. Ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

    3.  Transact such other business as may properly come before the Meeting.

    Holders of record of the Company's Common Stock at the close of business of March 27, 2001 (the "Record Date") shall be entitled to notice of, and to vote with respect to all matters to be acted upon, at the Meeting.

                                          By order of the Board of Directors,

                                          /s/ David R. Tinkham

                                          David R. Tinkham
                                          SECRETARY

Chicago, Illinois
March 30, 2001

    IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN YOUR PROXY, AND RETURN IT PROMPTLY IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                         HORIZON GROUP PROPERTIES, INC.
                              77 WEST WACKER DRIVE
                                   SUITE 4200
                            CHICAGO, ILLINOIS 60601

                            ------------------------

                                PROXY STATEMENT
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2001

                            ------------------------

    The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Horizon Group Properties, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 8, 2001 at 10:00 a.m., local time, or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of such meeting. This Proxy Statement and accompanying Proxy Card are being mailed to stockholders of record on or about March 30, 2001.

    If the accompanying Proxy Card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the Proxy Card will vote in favor of the matters presented in this Proxy Statement, and as recommended by the Board with regard to all other matters. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if present at the Meeting, a stockholder may elect to revoke his or her proxy and vote shares personally. The principal executive offices of the company are located at 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.

    The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. If any personal interviews or telephone conversations are used to solicit proxies, delivery of this Proxy Statement and Proxy Card will precede the interview or telephone conversation. If as a result of the interview or conversation additional Proxy Cards are requested or required, they will be forwarded to the registered holder as so requested or required.

                            QUORUM AND VOTE REQUIRED

    Only holders of record of common stock, par value $.01 per share, of the Company ("Common Stock") on March 27, 2001 (the "Record Date") will be entitled to vote at the Meeting. As of the Record Date, the Company had 2,870,396 shares of Common Stock outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting. Each holder of Common Stock is entitled to one vote with respect to matters to be acted upon for each share of Common Stock held by such holder. Under Maryland law and the Amended and Restated Bylaws of the Company (the "Bylaws"), the presence of holders in person or by proxy representing a majority of all the votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions are considered holders who are present at the Meeting and entitled to vote and are counted for purposes of determining if a quorum exists. "Broker non-votes" are votes represented by proxies from brokers or nominees indicating that those brokers or nominees have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the broker or nominees do not have discretionary power. Broker non-votes will not be counted for purposes of determining whether a quorum exists. The existence of a quorum will be determined based upon the number of shares held by shareholders present in person plus the largest number of shares represented by proxies in which votes have been cast or as to which authority to vote has not been withheld on any proposal. Accordingly, if a broker has exercised discretionary authority with respect to a proposal or has not withheld authority to vote on all of the proposals, the shares represented by that proxy may be counted as votes present at the Meeting and the number of shares present at the Meeting will not be reduced by the broker non-votes represented by that proxy on a different proposal.

    According to the terms of the Amended and Restated Bylaws of the Company (the "Bylaws") and assuming the presence of a quorum, approval of all proposals contained herein requires the affirmative vote by a majority of the aggregate number of the shares of stock entitled to be voted whose holders are present in person or represented by proxy at the Meeting. Broker non-votes will not be counted as present on the proposals and will have no effect in determining the outcome. Abstentions will be counted as present and will have the effect of a vote against the proposals.

                                 OTHER BUSINESS

    The Board is aware of no business before the Meeting other than that specified in this Proxy Statement. If matters properly come before the Meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with the recommendation of the Board.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements in this Proxy Statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this proxy statement, the words "estimate", "project", "anticipate", "expect", "intend", "believe", and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance and achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following factors as well as those factors discussed elsewhere in the Company's filings with the Securities and Exchange Commission: the successful development and implementation of the Company's business plan, changes in the real estate market, changes in the factory outlet center market, prevailing interest rates and general economic conditions, the level of competition confronting the Company, the accessibility of the capital markets and other sources of financing for the Company and other factors referred to in this Proxy Statement and previous filings by the Company.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    Pursuant to the By-laws of the Company, the Board of Directors may determine the number of Directors of the Company which shall not be less than three. Currently, the Board of Directors has set the number of Directors at five. Directors are divided into three classes serving staggered three-year terms of office. The Board of Directors proposes the election of two Directors at this Meeting, to hold office for a three-year term or until a successor is duly elected and qualified. Other Directors will be elected at the Annual Meetings to be held in 2002 and 2003, respectively, for three-year terms, and until their respective successors are duly elected and qualified. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person for the nominee, shares will be voted for such other person as the Board of Directors may select. The Board of Directors expects the nominee to be able and willing to serve as a Director. The following sets forth certain information with respect to the nominees and also with respect to each Director whose term of office will continue after the Meeting.

NOMINEES FOR ELECTION

                                  TERM AS                      PRINCIPAL OCCUPATION, NAME OF ORGANIZATION,
NAME                          DIRECTOR EXPIRES     AGE         AND OFFICES AND POSITIONS WITH THE COMPANY
----                          ----------------   --------   -------------------------------------------------
Gary J. Skoien..............        2001            47      Chairman of the Board, President, and Chief
                                                            Executive Officer of the Company, Director of the
                                                            Company

Michael W. Reschke..........        2001            45      Chairman of the Board, Chief Executive Officer
                                                            and President of Prime Group, Inc., Director of
                                                            the Company

    GARY J. SKOIEN. Gary J. Skoien has served as Chairman of the Board, President, Chief Executive Officer and a Director of the Company since
June 1998. Mr. Skoien also serves, and has served since 1994, as Executive Vice President and Chief Operating Officer of The Prime Group, Inc. ("PGI") where he is responsible for managing the land development division and corporate management functions. Prior to this role, Mr. Skoien served as Senior Vice President and Chief Operating Officer of the Retail Division of PGI (currently Prime Retail, Inc.) from 1992 to 1993. In this role, he oversaw strategic planning, development and management of the rapidly growing division. From 1983 to 1991, Mr. Skoien was the Executive Director of The Illinois Capital Development Board and from 1980 to 1983, Mr. Skoien was an Assistant to the Illinois Governor. Mr. Skoien is a Trustee of Northern Illinois University and on the Boards of Directors of the Chicagoland Chamber of Commerce and the Civic Federation. Mr. Skoien received his A.B. CUM LAUDE from Colgate University and received his Master of Public Policy from the University of Michigan.

    MICHAEL W. RESCHKE. Mr. Reschke has been the Chairman of the Board of Directors, Chief Executive Officer and President of Prime Group, Inc. ("PGI") since its founding in 1981. Mr. Reschke is also Chairman of the Board of Prime Capital Holding, L.L.C. and Prime Group Realty Trust and a member of the Board of Directors of Prime Retail, Inc. Mr. Reschke received a Juris Doctorate degree (SUMMA CUM LAUDE) from the University of Illinois after having received a B.A. degree (SUMMA CUM LAUDE) in Accounting from Northern Illinois University.
Mr. Reschke is licensed to practice law in the State of Illinois and is a certified public accountant. Mr. Reschke is a member of the Chairman's Roundtable and the Executive Committee of the National Realty Committee, as well as a full member of the Urban Land Institute.

DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE MEETING

                                  TERM AS                      PRINCIPAL OCCUPATION, NAME OF ORGANIZATION,
NAME                          DIRECTOR EXPIRES     AGE         AND OFFICES AND POSITIONS WITH THE COMPANY
----                          ----------------   --------   -------------------------------------------------
Margaret A. Gilliam.........        2002            62      President of Gilliam & Co., Director of the
                                                            Company

E. Thomas Thilman...........        2002            59      Partner of Thilman & Filippini, Director of the
                                                            Company

Governor Jim Edgar..........        2003            55      Distinguished fellow at the University of
                                                            Illinois Institute of Government and Public
                                                            Affairs, Director of the Company

    MARGARET A. GILLIAM. Ms. Gilliam is President of Gilliam & Co., which she founded in 1997. Gilliam & Co. advises potential investors in both public and private situations, and individual businesses on strategic initiatives. From 1975 to 1997, Ms. Gilliam oversaw investment research in retail and soft goods industries where her most recent title was Director--Equity Research for Credit Suisse

First Boston. Ms. Gilliam is a graduate of McGill University and The Harvard-Radcliffe Program in Business Administration.

    E. THOMAS THILMAN. Since the founding of Thilman & Filippini in 1980,
Mr. Thilman has been a partner. Thilman & Filippini is a Chicago-based insurance brokerage and consulting agency. Mr. Thilman received his M.B.A. from the University of Chicago and a bachelors in Business from the University of Notre Dame. Mr. Thilman is a Certified Public Accountant.

    GOVERNOR JIM EDGAR. Governor Edgar is currently a Distinguished Fellow at the University of Illinois Institute of Government and Public Affairs where he is also a teacher and lecturer. He has been in this position since
January 1999. He was appointed to the Board of Directors of the Company in March 2000. He was also a Resident Fellow at the John F. Kennedy School of Government at Harvard University in the 1999 fall semester. Gov. Edgar served as governor of Illinois from January 14, 1991 through January 11, 1999. Prior to his election, Gov. Edgar served as Illinois Secretary of State from 1981 to 1991. Gov. Edgar's retirement from public office marked 30 years of state government service. Gov. Edgar serves on the Boards of Directors of Kemper Insurance Companies, Scudder Kemper Funds, John B. Sanfilippo & Sons, Inc. and board of directors of the Association of Governing Boards of Universities and Colleges. He is also a member of the board of directors of the National Center for Public Policy and Higher Education.

    The Board of Directors held three meetings during the year ended
December 31, 2000. All directors attended at least 75% of the meetings of the Board and committee meetings on which they served. The Company has two standing committees of the Board of Directors, the Audit Committee and the Compensation Committee, which are described further below.

AUDIT COMMITTEE

    The Audit Committee, which consists of Governor Edgar, Ms. Gilliam and
Mr. Thilman, held two meetings during the year ended December 31, 2000. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews any recommendations made by the Company's auditors regarding the Company's accounting methods and the adequacy of its system of internal control and reviews any related party transactions. The scope of the Audit Committee's duties are detailed in the Audit Committee Charter attached hereto as Appendix A.

    The Company has determined that each of the members of the Audit Committee is an "independent director" as that term is defined by the National Association of Securities Dealers.

COMPENSATION COMMITTEE

    The Compensation Committee, which consists of Ms. Gilliam, Mr. Reschke, and Mr. Thilman, determines the compensation paid to executives of the Company, grants employee stock options and makes other determinations regarding the administration of employee stock option plans, approves management incentive (bonus and long-term) plans and determines the standards of performance for incentive payments. The Compensation Committee held two meetings during the year ended December 31, 2000.

COMPENSATION OF DIRECTORS

    Directors who are not officers of or employed by the Company ("Non-employee Directors") are paid an annual fee of $15,000 plus a meeting fee of $1,000 for each meeting of the Board of Directors and $500 for each committee meeting, and receive reimbursement for their out-of-pocket expenses.

Each Non-employee Director received an option to purchase 10,000 shares of Common Stock under the Company's 1998 Long-term Stock Incentive Plan on the date he or she was elected to the Board of Directors. An additional grant to purchase 7,500 shares was made to each Director in August 2000.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. SKOIEN AND MR. RESCHKE AS DIRECTORS OF THE COMPANY WITH TERMS EXPIRING IN 2004.

              PROPOSAL NO. 2--RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors of the Company has approved the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2001. Ernst & Young LLP served in this capacity for the year ended December 31, 2000. A representative of Ernst & Young LLP will attend the Meeting and, while not intending to make a statement, will respond to appropriate questions directed to Ernst & Young LLP.

    The appointment of auditors is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee.

    Before making its recommendation to the Board for appointment of Ernst & Young LLP, the Audit committee carefully considered the firm's qualifications as auditors for the Company. This included a review of the performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                         SECURITY OWNERSHIP OF CERTAIN
                             OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

    The following table sets forth information as of March 1, 2001 regarding the beneficial ownership of Common Stock by each Director and Named Officers (as defined herein) of the Company, by all Directors and executive officers of the Company as a group, and by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds or the number of Common Units held by such person which are exchangeable for shares of Common Stock. The extent to which a person holds Common Units as opposed to Common Stock is set forth in the footnotes.

                                                                                       PERCENTAGE
                                                               NUMBER OF SHARES/      OWNERSHIP OF
                                                                 COMMON UNITS          OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                      BENEFICIALLY OWNED(2)   COMMON STOCK(3)
---------------------------------------                      ---------------------   ---------------
Michael W. Reschke(5)......................................          982,724              29.62%
  77 West Wacker Drive
  Chicago, Illinois 60601
Howard M. Amster(6)........................................          269,855               9.40%
  25812 Fairmont Boulevard
  Beachwood, Ohio 44122
Magten Asset Management Company(7).........................          249,380               8.69%
  35 East 21 Street
  New York, New York 10010
Maurice A. Halperin(8).....................................          229,074               7.98%
  2500 North Military Trail Suite 225
  Boca Raton, Florida 33431
Robert M. Schwartzberg(9)..................................          144,700               5.04%
  5124 44th Street, NW
  Washington, DC 20016

Governor Jim Edgar.........................................            3,300                  *

Margaret A. Gilliam........................................            6,400                  *

E. Thomas Thilman..........................................           11,400                  *

Gary J. Skoien.............................................          118,095               4.03%

David R. Tinkham...........................................           50,251               1.74%

Richard A. Berman(10)......................................            3,000                  *

Andrew F. Pelmoter.........................................           19,200                  *

Thomas A. Rumptz...........................................            7,214                  *

Directors and officers of the Company as a group (10               1,203,784              34.99%
persons)...................................................

------------------------

*   LESS THAN ONE PERCENT

NOTES:

 (1) All of the Directors and executive officers of the Company may be contacted c/o Horizon Group Properties, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois, 60601.

 (2) The beneficial ownership of shares of Common Stock reported herein is based upon filings with the Securities and Exchange Commission (the "Commission") pursuant to certain provisions of the Exchange Act and is subject to confirmation by the Company that such ownership does not violate the ownership restrictions in the Company's Charter. "Beneficial ownership" is defined differently in Rule 13d-3 under the Exchange Act and the Code. The ownership of Common Units reported herein is derived from the transfer records maintained by the transfer agent for Horizon Group Properties, L.P. (the "Operating Partnership") and on information provided by certain limited partners of the Operating Partnership. Information presented includes Common Stock issuable upon exercise of Stock Options which have vested or will vest within 60 days of March 30, 2001 as follows:
     Mr. Reschke 6,400; Gov. Edgar 3,300; Ms. Gilliam 6,400; Mr. Thilman 6,400; Mr. Skoien 57,960; Mr. Tinkham 22,400; Mr. Pelmoter 19,200; and Mr. Rumptz 5,120.

 (3) Information presented assumes exchange or conversion only of Common Units owned by such beneficial owner for shares of Common Stock. The Common Units may be exchanged on a one-for-one basis for Common Stock (or, at the Company's election, cash of an equivalent value) at any time.

 (4) Information presented assumes exchange or conversion of all outstanding Common Units for shares of Common Stock.

 (5) Individual directly owns 8,206 shares of Common Stock and 6,400 shares of Common Stock which Mr. Reschke has the right to acquire upon exercise of certain options granted by the Company. Under the definition of "beneficial ownership" applicable to Exchange Act filings, Mr. Reschke may be deemed to share beneficial ownership of: (1) 527,418 shares of Common Stock and 75,620 Common Units directly owned by Prime Group Limited Partnership, an Illinois limited partnership ("PGLP"), (2) 277,850 Common Units directly owned by Prime Financing Limited Partnership, an Illinois limited partnership ("PFLP"), (3) 42,281 Common Units directly owned by Prime Group II, L.P., an Illinois limited partnership ("PG-II"), (4) 3,081 Common Units directly owned by Prime Group III, L.P., an Illinois limited partnership ("PG-III"), (5) 6,818 Common Units directly owned by Prime Group IV, L.P., an Illinois limited partnership ("PG-IV"), and (6) 35,050 Common Units directly owned by Prime Group V, L.P., an Illinois limited partnership ("PG-V") by virtue of his position as managing general partner of PGLP and his ability to control PFLP, PG-II, PG-III, PG-IV and PG-V.

 (6) Information presented is based on a Schedule 13D filed with the Securities and Exchange Commission on July 20, 1998 by Howard Amster ("Amster") and certain affiliates. This Schedule 13D indicates that Amster may be deemed to be the beneficial owner of 269,855 shares of Common Stock by virtue of his relationships with the following persons, each a holder of Common Stock of the Company: Amster Trading Company; Amster Trading Company Charitable Remainder Unitrusts; Gould Trading Company; Howard Amster & Tamra F. Gould Charitable Unitrust; Howard M. Amster Charitable Remainder Unitrust; Jeffrey Shafer; Pleasant Lake Apts. Corp.; Ramat Securities Ltd. and Tamra
     F. Gould. This Schedule 13D indicates that Amster disclaims beneficial ownership of the shares of the Common Stock owned by Howard Amster & Tamra
     F. Gould Charitable Unitrust; Howard M. Amster Charitable Remainder Unitrust and Tamra F. Gould.

 (7) Information presented is based on Schedule 13D filed with the Securities and Exchange Commission on February 13, 2001 by Magten Asset Management Company. This Schedule 13D indicates that Magten Asset Management Company beneficially owns 249,380 shares of Common Stock.

 (8) Information presented is based on a Schedule 13D filed with the Securities and Exchange Commission on March 5, 1999 by Maurice A. Halperin ("Halperin"). This Schedule 13D indicates that Halperin directly owns 229,074 shares of Common Stock.

 (9) Information presented is based on Schedule 13D filed with the Securities and Exchange Commission on August 24, 2000 by Robert M. Schwartzberg ("Schwartzberg"). This Schedule 13D indicates that Schwartzberg directly owns 144,700 shares of Common Stock.

 (10) Mr. Berman's employment with the Company was terminated effective June 13, 2000.

                             EXECUTIVE COMPENSATION

    The following table shows the compensation of the Company's five most highly compensated executive officers, including the Chief Executive Officer, for the year ended December 31, 2000 (the "Named Officers").

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                      ANNUAL COMPENSATION           -------------
                                              -----------------------------------    SECURITIES
                                                                     OTHER ANNUAL    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY(1)    BONUS     COMPENSATION   STOCK OPTIONS   COMPENSATION
---------------------------        --------   ---------   --------   ------------   -------------   ------------
Gary J. Skoien...................    2000     $225,000    $ 90,000      $5,452         39,000              --
  Chief Executive Officer            1999      227,290     112,500       5,000             --              --
                                     1998      123,300      42,000          --         90,000              --

David R. Tinkham.................    2000      145,000      58,000       2,100         19,000              --
  Chief Financial Officer            1999      145,500      72,500       1,900             --              --
                                     1998       76,700      33,000       1,100         35,000              --

Andrew F Pelmoter................    2000      145,000      58,000       3,580         17,500              --
  Senior Vice President              1999      154,000      58,000       3,400         30,000              --
                                     1998       91,500      27,800       1,600             --              --

Thomas A. Rumptz.................    2000      129,087      60,000       2,721         17,500              --
  Senior Vice President              1999      127,154      33,000       2,510             --
                                     1998       71,532      15,000       2,207          8,000              --

Richard A. Berman(2).............    2000       75,974          --       2,264             --          48,333
  Senior Vice President              1999      146,500      72,500       2,000             --              --
                                     1998       79,500      27,500          --         35,000              --

------------------------

NOTES:

(1) 1998 salary amounts represent the salary paid to the Named Officers during the period from June 15, 1998 to December 31, 1998.

(2) Mr. Berman's employment with the Company was terminated effective June 13, 2000.

OPTION GRANTS IN FISCAL 2000

    The following table sets forth certain information concerning stock option grants during fiscal 2000, for each of the Named Officers.

                                                   INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                               ----------------------------------------------------------      VALUE AT ASSUMED
                                                 PERCENTAGE OF                              ANNUAL RATES OF STOCK
                                  NUMBER OF      TOTAL OPTIONS                              PRICE APPRECIATION FOR
                                 SECURITIES       GRANTED TO                                    OPTION TERM(1)
                                 UNDERLYING      EMPLOYEES IN    EXERCISE OR   EXPIRATION   ----------------------
NAME                           OPTIONS GRANTED    FISCAL YEAR    BASE PRICE       DATE         5%           10%
----                           ---------------   -------------   -----------   ----------   --------      --------
Gary J. Skoien...............      39,000            41.94%         $3.40        8/28/10    $83,391       $211,330
David R. Tinkham.............      19,000            20.43%         $3.40        8/28/10     40,627        102,956
Andrew F. Pelmoter...........      17,500            18.82%         $3.40        8/28/10     37,419         94,828
Thomas A. Rumptz.............      17,500            18.82%         $3.40        8/28/10     37,419         94,828

------------------------

NOTE:

(1) The amounts shown above for each of the Named Officers as potential realizable values are based on assumed annualized rates of stock price appreciation of 5% and 10% over the full ten year term of the options, as required by applicable regulations of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on the future performance of the Company and overall stock market conditions.

    Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

                                                                INDIVIDUAL GRANTS
                                 -------------------------------------------------------------------------------
                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                   SHARES                   UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                 ACQUIRED ON    VALUE     OPTIONS AT FISCAL YEAR END        FISCAL YEAR-END
NAME                              EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                             -----------   --------   --------------------------   -------------------------
Gary J. Skoien.................       0           $0             57,600 / 71,400                 $0/$0
David R. Tinkham...............       0            0             22,400 / 31,600                 $0/$0
Andrew F. Pelmoter.............       0            0             19,200 / 28,300                 $0/$0
Thomas A. Rumptz...............       0            0              5,120 / 20,380                 $0/$0

EMPLOYMENT CONTRACTS

    The Company has entered into employment agreements with Mr. Skoien and Mr. Tinkham dated as of June 15, 1998 and amended as of August 29, 2000. The employment agreements provide that these individuals will receive minimum cash compensation of $225,000, and $140,000, respectively, per annum plus annual performance bonuses determined by the HGP Compensation Committee and other employee benefits. Each of the employment agreements provide for an initial three-year term and automatically extends for one year terms unless either party gives, prior to 120 days before the end of the respective renewal term, written notice of its intention to terminate the agreement. The employment agreements contain non-competition provisions which generally prohibit these executives from directly or indirectly competing with the business of the Company during the term of employment and for a two year period after termination "without good reason" by the employee or for a one year period after termination under other circumstances. If the employment of these individuals is terminated after a "change in control" (as such term is defined in the respective contracts), the individual is entitled to a lump sum payment in an amount equal to two times the annual salary and last performance bonus for Mr. Skoien and one and one-half times annual salary and the last performance bonus for Mr. Tinkham. Additionally, Mr. Skoien is permitted to continue certain responsibilities he has with The Prime Group, Inc. The Company had also entered into an employment agreement with Mr. Berman which expired upon his termination effective June 13, 2000. The Company has also entered into agreements with Messrs. Pelmoter and Rumptz which provides for payments based on the closing of certain capital transactions with respect to the Company's shopping centers. The agreements also provide for severance benefits in the event their employment is terminated prior to March 31, 2001.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors, which is required to have a majority of outside directors who are neither employees nor officers of the Company, is charged with determining compensation for the Company's executive officers and to implement and administer the Company's Long-term Stock Incentive Plan. Ms. Gilliam, Mr. Reschke, and Mr. Thilman currently serve on the Compensation Committee. See "Compensation of Directors."

    No executive officer of the Company served as a Director or member of
(1) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (2) the Board of Directors or another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (3) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 2000.

    The Company utilizes Thilman & Filippini as its agent for insurance and risk management programs. E. Thomas Thilman is a Director of the Company and a partner in Thilman & Filippini. During the year ended December 31, 2000, the Company paid premiums totaling approximately $739,000 on insurance policies placed by Thilman & Filippini.

                        REPORT OF COMPENSATION COMMITTEE

    Compensation of the Chairman, President and Chief Executive Officer and the four other most highly compensated executive officers of the Company is determined by the Compensation Committee of the Board of Directors. The Compensation Committee was formed in June 1998 in connection with the initial operations of the Company. The current members of the Compensation Committee are Ms. Gilliam, Mr. Reschke, and Mr. Thilman.

    The Company's compensation programs are designed to attract and retain highly qualified individuals while providing the economic incentive necessary to achieve the Company's performance goals. The Company intends to maintain compensation policies, plans and programs which will reward management and provide additional incentives for the enhancement of cash flows, and consequently real property and shareholder values. The Compensation Committee believes that, through their ownership of equity interests in the Company, the Operating Partnership and the grant of incentive share options in the Company, as applicable, the financial interests (and net worth) of the Company's senior executives are aligned with the interests of the shareholders.

    While the Compensation Committee will continue to evaluate the compensation practices of the Company's industry peer group as an important factor in determining executive compensation, the Company's achievement of its performance goals and the contribution of senior executives to such achievement will greatly influence whether the Company's compensation program remains at or exceeds the median or its peer group. The peer group of companies identified by the Compensation Committee is further described in the Performance Graph.

    The Company's executive compensation programs consist of the following components:

    - Employment agreements with its most senior executives setting base salary at fixed levels, and containing such other provisions, sufficient to attract and retain employees capable of contributing to the Company's performance objectives with discretionary increases by the Compensation Committee after review at least annually;

    - Incentive bonuses determined by the Board of Directors or the Compensation Committee upon achievement of such corporate and individual performance goals and objectives as may be determined by the Board of Directors or the Compensation Committee, in order to reward executive officers for attaining performance goals;

    - Share options with scheduled vesting periods to align the interests of the executive with those of the Company's shareholders; and

    - Participation in other benefit programs available to employees generally.

    The Company has entered into Employment Agreements with its Chairman, President and Chief Executive Officer and its Chief Financial Officer. The Employment Agreements established annual base salaries of not less than $225,000 for the Chairman, President and Chief Executive Officer and not less than $140,000 for the Chief Financial Officer. See "Executive Compensation--Employment Contracts." As provided in the Employment Agreements, annual base salary adjustments will be made by the Compensation Committee based on individual performance reviews as well as other market factors. The Committee established annual salaries for Messers. Skoien and Tinkham of $225,000 and $145,000, respectively, for the period March 1, 2000 to March 1, 2001. The Company has also entered into agreements with Messers. Pelmoter and Rumptz which provide for contingent bonus payments based on the closing of certain capital transactions involving the Company's shopping centers. The agreements also provide for severance benefits in the event their employment is terminated prior to March 31, 2001.

    Executive officers are eligible to receive annual incentive bonuses. The amount of any executive officer's bonus is based upon each individual's contributions to the Company's achievement of financial and operating goals and, to a lesser degree, factors such as leadership and contribution to strategy development. The Compensation Committee will continue to establish overall performance goals for the Company based primarily on the growth in funds from operations; satisfaction of expansion, development, operating and occupancy goals; and the relative performance of the Company in comparison with its industry peer group.

    In 2000, the Committee made grants of stock options to Messers. Skoien, Tinkham, Pelmoter and Rumptz covering 39,000, 19,000, 17,500 and 17,500 shares, respectively. The Committee determined the number of share options to be granted to each executive officer based upon a comparative analysis of compensation programs for public companies similar to the Company and each executive's contribution to the performance of the Company. The Compensation Committee believes the options granted under the Long-term Stock Incentive Plan and the vesting schedules thereof will continue to align the interests of management with those of the Company's shareholders by emphasizing long-term share ownership and increases in shareholder value. See "Executive Compensation--Option Grants in Fiscal 2000".

    The Internal Revenue Code of 1986, as amended, limits the ability of a publicly-held corporation such as the Company to deduct compensation for its Chief Executive Officer and the four highest paid officers other than the Chief Executive Officer in excess of $1,000,000 per individual, per year. Performance-based compensation is not counted toward the $1,000,000 limit. It is the Company's policy to take this rule into account in setting the compensation of its affected executives. The Company will not be denied any deduction under
Section 162(m) for compensation paid during its taxable year ending
December 31, 2000. Based upon proposed Treasury regulations, bonuses payable to the Company's executives under their current employment agreements and compensation attributable to options (both statutory and non-statutory) granted under the Long-term Stock Incentive Plan may be considered as compensation subject to the Section 162(m) limitation. Accordingly, it is possible that in some future year some portion of the compensation to a Company executive will not be tax deductible under Section 162(m). This will depend upon the market price of the Company's shares on the date the non-statutory options are exercised and the number of non-statutory options exercised in any one taxable year.

                                          Margaret A. Gilliam
                                          Michael W. Reschke
                                          E. Thomas Thilman
                                          Members of Compensation Committee
                                          January 29, 2001

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditor's independence.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The committee has also recommended to the board, subject to shareholder approval, the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001.

                                          Gov. Jim Edgar
                                          Margaret A. Gilliam
                                          E. Thomas Thilman
                                          Members of Audit Committee
                                          March 6, 2001

                              AUDIT AND OTHER FEES

    During the fiscal year ended December 31, 2000, the Company incurred the fees set forth below in connection with services rendered by Ernst & Young LLP to the Company.

AUDIT FEES

    For professional services rendered by Ernst & Young LLP for the audit of the Company's financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2000, the Company incurred fees in the aggregate amount of $119,575.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    For the fiscal year ended December 31, 2000, there were no fees billed by Ernst & Young LLP for professional services rendered in connection with financial information systems design and implementation.

ALL OTHER FEES

    For professional services other than those described above rendered by Ernst & Young LLP for the fiscal year ended December 31, 2000, the Company incurred aggregate fees of $73,200, including $60,000 related to the preparation of all state and federal income tax returns for the Company and its subsidiaries.

                            AUDIT COMMITTEE CHARTER

    On June 8, 2000, the Company's Board of Directors adopted a charter for the Audit Committee of the Board. A full text of the Audit Committee Charter as so adopted is attached hereto as Appendix A.

                               PERFORMANCE GRAPH

    The following performance graph compares the Company's performance to the Russell 2000 and a peer group of companies engaged in the ownership of factory outlet centers. This group consists of Prime Retail, Inc., Chelsea GCA
Realty, Inc., Konover Property Trust, Inc., and Tanger Factory Outlet
Centers, Inc. Share price performance is for the period from June 15, 1998 through December 31, 2000. All share price performance assumes an initial investment of $100 at the beginning of the period and assumes the reinvestment of any dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           HGPI    RUSSELL 2000  PEER GROUP
6/16/98   $100.00       $100.00     $100.00
12/31/98  $110.71        $97.26      $84.94
12/31/99   $96.43       $116.34      $72.06
12/29/00   $89.29       $111.45      $68.57

    Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the Commission and the National Association of Securities Dealers, Inc. Officers, Directors and beneficial owners of more than 10% of the Company's stock are required by Commission regulation to furnish the Company with copies of all such forms which they file.

    The Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 were complied with in fiscal 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRIME RETAIL, INC. GUARANTEE

    Prime Retail, Inc., of which Mr. Reschke is a member of the Board, has guaranteed, pursuant to that certain Guaranty dated as of June 15, 1998 (the "Prime Retail Guarantee"), approximately $10.0 million of obligations under a Loan Agreement between Nomura Asset Capital Corporation and certain subsidiaries of the Company (the "Credit Facility"). In connection with the Prime Retail Guarantee, the Company has agreed to pay Prime a fee of $400,000 per annum until Prime is released from its guarantee obligation related to the HGP Credit Facility. The guarantee fee has been paid through December 2000.

INSURANCE BROKERAGE WITH THILMAN & FILIPPINI

    The Company has an ongoing relationship with respect to insurance brokerage services with Thilman & Filippini, a general partnership in which Mr. Thilman, a Director of the Company, is a general partner. Thilman & Filippini provides insurance brokerage services for the Company in connection with the Company's insurance programs and Thilman & Filippini receives commissions on the sale of such policies and related products. During the years ended December 31, 2000 and 1999 the Company paid premiums totaling approximately $739,000 and $666,000, respectively, on insurance policies placed by Thilman & Filippini.

OFFICE SUB-LEASE

    The Company sub-leases office space on a month to month basis for its senior executives at 77 W. Wacker, Chicago, Illinois from The Prime Group, Inc. The Prime Group, Inc. is an affiliate of Michael W. Reschke, a Director of the Company. During the years ended December 31, 2000 and 1999 the Company incurred rent expense of approximately $95,000 and $121,000, respectively.

OTHER INDEBTEDNESS AND RELATIONSHIPS

    LOANS SECURED BY THE NORTON SHORES, MICHIGAN OFFICE BUILDING. The Company has a loan totaling $2.5 million as of December 31, 2000 secured by a mortgage on the office building and related equipment which the Company utilizes as a corporate office in Norton Shores, Michigan. Prime Retail LP, as the successor to Horizon/Glen LP in the merger of Prime Retail Inc. with Horizon Group, Inc. (the "Merger"), is jointly and severally liable with the Company for any and all obligations arising under such loans. This building was previously owned by an affiliate of Horizon and was contributed to the Company by Horizon in connection with the Merger.

    REVOLVING CREDIT FACILITY. The Company also had a $4.0 million revolving credit facility that matured April 30, 1999. In January, 1999, Prime loaned the Company $1.0 million to make a principal repayment against this credit facility and on April 30, 1999, loaned the Company an additional $3.0 million to repay this credit facility in full all at an interest rate of 10.0% (the "Prime Loan") pursuant to the terms of a Working Capital Agreement between the Company and Prime (the "Working Capital Agreement"). This loan was repaid on September 1, 1999, in connection with the transfer of the Company's interests in the Bellport, New York center to Prime.

    PHILLIPS VAN HEUSEN, INC. LEASES. Prior to the Merger, Horizon entered into an agreement (the "PVH Agreement") with Phillips Van Heusen, Inc. ("PVH") which modified certain provisions of PVH leases for the benefit of Horizon in exchange for certain payments. Prime is liable for future payments relating to the PVH Agreement, but the Company was obligated to pay $2,334,000 to Prime for two payments relating to the PVH Agreement. The amount was paid in connection with the transfer of the Company's interests in the Bellport Outlet Center and the settlement of the Working Capital Agreement.

    GARY J. SKOIEN'S EMPLOYMENT WITH THE PRIME GROUP, INC. Gary J. Skoien, Chairman, President and Chief Executive Officer of the Company, is also the Executive Vice President and Chief Operating Officer of The Prime Group, Inc. Mr. Skoien's responsibilities with respect to this employment are primarily related to the Huntley project, a mixed-use development project located in suburban Chicago. Mr. Reschke, also a Director of the Company, is Chairman and Chief Executive Officer of The Prime

Group, Inc. The Prime Group, Inc. is a large stockholder in Prime Retail, Inc., which owns, operates and develops factory outlet centers and may be considered to be in competition with the Company.

    WORKING CAPITAL AGREEMENT. In connection with the Merger, the Company entered into a Working Capital Agreement with Prime (the "Working Capital Agreement"). The Working Capital Agreement provides that Prime will transfer to the Company sufficient cash to result in net working capital of $545,000, after consideration of the current assets and current liabilities of the Predecessor Properties and the two centers which the Company purchased from Prime as of the date of the Merger. At the date of the Merger Prime transferred $3.0 million to the Company as a partial payment of amounts due under the Working Capital Agreement. On September 1, 1999, the Company reached an agreement with Prime to settle amounts due under the Working Capital Agreement in connection with the sale of its interests in the joint ventures related to the outlet center in Bellport, New York. The consideration for the transfer of the Bellport interests was $7.5 million and approximately 95 acres of land in Muskegon, Michigan subject to $800,000 of land contract payments. No gain or loss was recognized on this transfer.

    The proceeds from the settlement of the Working Capital Agreement and the sale of the Bellport interests were used to repay $9.3 million of current and future obligations owed by the Company to Prime. These obligations included
(i) $2.2 million which the Company had borrowed from Prime to make principal repayments on the Nomura facility, (ii) $4.0 million which the Company had borrowed from Prime to repay a credit facility assumed in the Merger,
(iii) $2.3 million related to the PVH Agreement, and (iv) $800,000 related to the guarantee fee associated with Prime's guarantee of certain of the Company's debt obligations. The Company also received $230,000 in cash.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Proposals of Shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company no later than November 30, 2001 in order to be eligible for inclusion in the proxy statement and form of proxy for that meeting.

                                   APPENDIX A
                         HORIZON GROUP PROPERTIES, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that my interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

    The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

    The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring process of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

    - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

    - The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, and the independent auditors the adequacy and effectiveness to the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

    - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

    - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under general accepted auditing standards.

P R O X Y

HORIZON GROUP PROPERTIES, INC. Proxy/Voting Instruction Card
Chicago, Illinois

----------

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON May 8, 2001.

        The undersigned stockholder of Horizon Group Properties, Inc., a Maryland corporation, hereby constitutes and appoints Gary J. Skoien and David R. Tinkham or either of them, proxies for the undersigned, each with full power of substitution, to attend the Meeting of Stockholders of Horizon Group Properties, Inc. to be held on May 8, 2001 at 10:00 a.m., local time, at 77 West Wacker Drive, 42nd Floor, Chicago, Illinois, 60601, and at any adjournments or postponements thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. Any appointment of proxy heretofore made by the undersigned for such meeting is hereby revoked.

        Your vote with respect to the proposals may be indicated on the reverse.

        YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

        X PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

        This Proxy When Properly Executed Will be Voted In The Manner Directed Herein. If No Direction Is Made, This Proxy Will Be Voted FOR Proposal 1 and FOR Proposal 2.

(PROXY CONTINUED ON REVERSE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2.

1.      Elect two Directors of the Company:

Nominees:  Michael W. Reschke
           Gary J. Skoien

                   FOR                WITHHOLD

        To withhold authority for an individual Director, write that Director's name here___________________________

2. Ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

                   FOR                AGAINST             ABSTAIN




         ----------------------                -------------------------------
                Date                                       Signature



                                               --------------------------------
                                                           Signature

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.